Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of W. R. Berkley Corporation (the “Company”) on Form 10-Q for the period ended September 30, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, W. Robert Berkley, Jr., Chairman, Chief Executive Officer and President of the Company, and Richard M. Baio, Executive Vice President - Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:
(1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ W. Robert Berkley, Jr.
W. Robert Berkley, Jr.
Chairman, Chief Executive Officer and President

/s/ Richard M. Baio
Richard M. Baio
Executive Vice President - Chief Financial Officer
November 2, 2026
A signed original of this written statement required by Section 906 has been provided to W. R. Berkley Corporation (the “Company”) and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.